UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 30, 2010

CORNERSTONE HEALTHCARE PLUS REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Joint Venture to Acquire Oakleaf Village

General

On April 30, 2010, through wholly-owned indirect subsidiaries, we entered into a definitive purchase and sale agreement to acquire an 80% interest in a joint venture entity that will own a portfolio of two assisted living facilities located in South Carolina. Oakleaf Village at Lexington and Oakleaf Village at Greenville (together, “Oakleaf Village”) have a total of 180 units, of which 132 are dedicated to assisted-living and 48 are committed to memory care.   Royal Senior Care, LLC, an unaffiliated company that currently owns both properties, will be our joint venture partner in the $27.0 million transaction.  Royal Senior Care specializes in the acquisition, development and management of senior housing communities, primarily in the southeastern United States.  Based out of Miami, Florida, Royal Senior Care owns and operates 15 independent living and assisted living facilities with approximately 1,650 units in Florida, South Carolina and Georgia.

Joint Venture Parties and Structure

Parties.  Through two wholly-owned subsidiaries, Cornerstone Oakleaf Village, LLC and Cornerstone Oakleaf Village TRS, LLC, we invested approximately $21.6 million to acquire from Royal Senior Care, 80% of the respective equity interests in Royal Cornerstone South Carolina Portfolio, LLC ( “Portfolio LLC”) and Royal Cornerstone South Carolina Tenant Portfolio, LLC (“Tenant LLC”) (collectively, we refer to the Portfolio LLC and the Tenant LLC as the “Oakleaf Joint Venture”).  Portfolio LLC, through its wholly-owned subsidiaries, indirectly owns 100% of the two Oakleaf Village properties.  Tenant LLC owns 100% of the two operating companies that operate the licensed community residential care facilities at the Oakleaf Village properties.  RSC South Carolina Interests, LLC, a wholly-owned subsidiary of Royal Senior Care, holds the remaining 20% equity interests in Portfolio LLC and Tenant LLC, respectively.  As a result of the structure described above, we hold an 80% indirect equity interest in the Oakleaf Joint Venture and an affiliate of Royal Senior Care retains a 20% equity interest.

Management.  Cornerstone Oakleaf Village, LLC and Cornerstone Oakleaf Village TRS, LLC are the managing members of Portfolio LLC and Tenant LLC, respectively.  Through these subsidiaries we generally have sole and exclusive authority to manage and implement the policies, operations and affairs of the Oakleaf Joint Venture, except that certain major decisions require the approval of all members.  Such major decisions include, among others, (i) the sale or transfer of all or substantially all of the assets, (ii) acquisitions of new properties, (iii) mergers and consolidations involving the Oakleaf Joint Venture, (iv) causing or permitting the Oakleaf Joint Venture to incur any debt in excess of $100,000 (with the exception of the senior mortgage loan described under Item 2.03 below);   admission of new members, (v) transfers of membership interests to other persons (except for certain transfers to affiliates of the existing members), (vi) causing or permitting the Oakleaf Joint Venture to make loans to other persons, and (vi) adopting or modifying the annual budget for the Oakleaf Joint Venture.

Property Management.  Subsidiaries of Tenant LLC shall initially enter into management agreements with property managers affiliated with Royal Senior Care for the management of Oakleaf Village.  In the event that the initial property managers, or any other affiliate of Royal Senior Care is removed or otherwise ceases to serve as the property manager for Oakleaf Village, the engagement of a replacement property manager shall be a major decision for the Oakleaf Village Joint Venture, requiring the approval of each of the members.

Oakleaf Village

Oakleaf Village at Greenville, in Greer, near Greenville South Carolina, is a 60,000 square foot facility consisting of 66 assisted living units and 24 memory care units.  It is located conveniently less than one mile from Interstate-85 and four miles from the Greenville-Spartanburg airport.  The property is also located about five miles away from St. Francis Eastside Hospital.

Oakleaf Village at Lexington, near Columbia, South Carolina, is a 68,000 square foot facility also consisting of 66 assisted living facilities and 24 memory care units.  Accessible from local and interstate roadways such as Interstate-20, Route 378 and Route 1, the property is strategically located with two medical facilities in a seven mile radius. LMC Lexington, a community care center offers an array of medical services ranging from urgent care to outpatient surgery and Lexington Medical Center, a 384-bed metropolitan medical complex.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of targeted net rental income, quality of operator, location, demographics, existing and planned competitive properties and price per square foot and analyzed how the property compares to comparable properties in its market.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT.

We acquired our interest in the Oakleaf Village Joint Venture subject to existing indebtedness encumbering the Oakleaf Village property.  On April 30, 2010, two wholly-owned subsidiaries of Portfolio LLC entered into an Amended and Restated Loan Agreement with General Electric Capital Corporation and certain other lenders for a loan in the aggregate amount of $18,000,000 secured by security interests in the Oakleaf Village property (the “Senior Loan”).  The aggregate amount of the Senior Loan was composed of a restatement date balance of $12,901,988 outstanding with respect to a prior $13,500,000 loan (the “Initial Loan”), and an additional amount of $5,098,012 disbursed on the loan restatement date (the “Restatement Date Loan”).  Unless accelerated or extended in accordance with the loan agreement, the Senior Loan matures on April 30, 2015, at which time all outstanding principal, accrued and unpaid interest and any other amounts due under the loan documents are due.  The Restatement Date Loan bears interest at a variable rate equal to 5.45% per annum plus the greater of 1.0% or the 3-month LIBOR rate, determined as set forth in the loan agreement (the “Contract Rate”).  The outstanding balance of the Initial Loan bears interest at a rate of 6.62% per annum until January 10, 2011 and thereafter at the Contract Rate.  From June 1, 2010 through the maturity date, payments on the Restatement Date Loan are due monthly and consist of accrued interest at the Contract Rate, plus principal amortization payments based upon a 30-year amortization schedule.  From June 1, 2010 through January 10, 2011, payments on the Initial Loan are due monthly and consist of accrued interest at 6.62% per annum, plus principal amortization payments based upon a 25-year amortization schedule, thereafter through maturity, payments on the Initial Loan are due monthly and consist of accrued interest at the Contract Rate, plus principal amortization payments based upon a 30-year amortization schedule.  The Senior Loan may be voluntarily prepaid prior to the maturity date provided the borrower pays an exit fee equal to between 3% and 1% of the amount prepaid (decreasing based on the time elapsed from the loan restatement date), and, if such prepayment is before January 10, 2011, payment of an additional swap termination fee in an amount determined by the lender as set forth in the loan agreement.  At closing, we received a credit against the $21.6 million purchase price for our interests in the Oakleaf Village Joint Venture, of $14,400,000, equal to 80% of the amount of indebtedness due and outstanding under the Senior Loan.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)
Financial statements of businesses acquired.  Audited financial statements for Oakwood Village at Greenville and Oakwood Village at Lexington will be filed by amendment to this Form 8-K no later than July 16, 2010.

(b)	Pro forma financial information. Unaudited pro forma financial information will be filed by amendment to this Form 8-K no later than July 16, 2010.

(d)	Exhibits.

10.1	Membership Interest Sale and Purchase Agreement, by and between Royal Senior Care, LLC and Cornerstone Oakleaf Village, LLC, a Delaware limited liability company, dated March 5, 2010.

10.2
Amended and Restated Limited Liability Company Agreement of Royal Cornerstone South Carolina Portfolio, LLC, a Delaware limited liability company, by and between Cornerstone Oakleaf Village, LLC, a Delaware limited liability company, as a member and RSC South Carolina Interests, LLC, a Florida limited liability company, as a member, dated April 30, 2010.

10.3
Amended and Restated Limited Liability Company Agreement of Royal Cornerstone South Carolina Tenant Portfolio, LLC, a Delaware limited liability company, by and between Cornerstone Oakleaf Village TRS, LLC, a Delaware limited liability company, as a member and RSC South Carolina Interests, LLC, a Florida limited liability company, as a member, dated April 30, 2010.

10.4	Amended and Restated Loan Agreement by and between RSC Oakleaf Greenville, LLC and RSC Oakleaf Lexington, LLC as Borrower and General Electric Capital Corporation, as Lender, dated April 30, 2010.

99.1	Press Release dated May 5, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE HEALTHCARE PLUS REIT, INC.

Dated: May 5, 2010	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer